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                                                                   Exhibit 10.49

                          SIZZLER INTERNATIONAL, INC.
              RESTRICTED STOCK AGREEMENT AND ESCROW INSTRUCTIONS
                        2001 AMG RESTRICTED STOCK PLAN


     WHEREAS, the Board of Directors of Sizzler International, Inc. (the "Company"), has adopted the 2001 AMG Restricted Stock Plan (the "Plan"); and

     WHEREAS, the Plan provides for the sale of Restricted Shares, to eligible employees of the Company and its subsidiaries within the Company's Australian Management Group (as such terms are defined in the Plan); and

     WHEREAS, the Compensation and Stock Option Committee of the Board of Directors of the Company (the "Committee"), charged with the responsibility of administering the Plan, has determined that it is essential to the future success of the Company that certain key employees of the Company's Australian Division be retained and appropriately incentivized;

     NOW THEREFORE, it is agreed between the Company and the Employee as follows:

     (1) The Company will issue and sell to the Employee that number of shares of its common stock, par value $.01 per share, noted on the signature page hereof (hereinafter the "Shares") upon payment by the Employee, as purchase price for such Shares, of cash equal to the Australian dollar equivalent as of the date of sale of the U.S. dollar price per share noted on the signature page hereof (which U.S. dollar price is agreed to constitute the weighted average of the closing prices of a Share on the New York Stock Exchange on each of the five
(5) consecutive trading days ending on the Friday of the week immediately preceding the date of this Agreement).

     (2) The Shares will be issued by the Company and will be purchased and accepted by the Employee pursuant to and in accordance with the Plan. The interpretation and construction by the Committee of the Plan (as it may be amended from time to time), this Agreement, and such rules and regulations as may be adopted by the Committee for the purpose of administering the Plan, shall be final and binding upon Employee (provided that no such Plan amendment shall, without the consent of the Employee, deprive such Employee of any rights he may have hereunder).

     (3) The Shares will be subject to the restrictions set forth in Section 6 of said Plan and the specific lapsing schedule set forth on Exhibit "A" hereto. For purposes of applying such restrictions the date of the certificate representing the Shares shall be the date upon which the Shares are awarded to the Employee and upon which he has accepted the Shares. In addition, except as otherwise permitted under Section 7 of this Agreement (concerning bona fide gifts to immediate family members or trusts) or Section 16 of the Securities Exchange Act of 1934 ("1934 Act") (unless the same would not result in liability under said Section 16 or the Employee consents to such liability and consents to disgorge any profits relating thereto to the Company), the Employee may not sell the Shares until at least six (6) months after purchasing the same.

     (4) The restrictions mentioned in the preceding Section and the other provisions of this instrument shall relate to the Shares, and to any other securities and property (other than cash) for which or into which the Shares may from time to time hereafter be exchanged or

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converted as a result of any one or more of any stock split, reverse stock split, stock dividend, recapitalization, merger, consolidation, or other form of corporate reorganization, as well as such securities or other property distributed in respect thereof as a result of any one or more such occurrences; provided, however, that nothing herein contained shall deprive Employee of his right to receive regular cash dividends, if any, paid with respect to any securities subject hereto.

     (5) Employee represents to the Company that, unless a registration statement under the Securities Act of 1933 is in effect as to the Shares, the Shares are being acquired for his or her private personal investment for his or her own account with no intention of distributing the Shares to others, and that Employee has no contract, undertaking, agreement, or arrangement with any person to sell, transfer or otherwise distribute to such persons or to have any such person sell, transfer, or otherwise distribute for him or her any of the Shares or any interest therein and Employee is presently not engaged, nor does he or she plan to engage within the presently foreseeable future, in any discussion with any person relative to such sale, transfer, or other distribution of any of the Shares or any interest therein.

     Employee hereby indemnifies the Company and holds it harmless from and against any and all damages suffered and liabilities incurred by it (including costs of investigation and defense and attorneys' fees) arising out of his or her breach of the agreements or any inaccuracy in the representations which Employee has made herein.

     (6) So long as the Shares are subject to restrictions imposed under the Plan, (a) the certificates evidencing them (together with any property and/or securities issued or delivered in connection therewith pursuant to Section 4 hereof, other than regular cash dividends) shall be held in escrow in the custody of the Chairman of the Board of the Company, or his or her successors in such office from time to time; (b) the record address of the holder of record of such Shares shall be c/o the Secretary of the Company at the Company's principal executive office; and (c) such Shares may be legended to reference the restrictions applicable thereto. The Shares (together with any property and/or securities issued or delivered in connection therewith pursuant to Section 4 hereof) shall be delivered promptly to the Employee (with legends removed to the extent no longer applicable) upon (i) removal or lapse of said restrictions and
(ii) the payment of any applicable withholding taxes.

     (7) Notwithstanding anything to the contrary in this Agreement, Employee may transfer any or all of the Shares by bona fide gift to any of the following:

          (a) one or more of Employee's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, in all cases including adoptive relationships (each of the persons described in this clause (a) is referred to herein as a "Family Member"); and/or

          (b) one or more trusts for the benefit of Employee or one or more Family Members;

provided, however, that (x) the transferred Shares shall continue to be subject to all of the terms and conditions of the Plan and this Agreement as if Employee continued to hold the Shares, and

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(y) the transferee of the Shares shall, in a duly executed document delivered to the Company and reasonably satisfactory in form and substance to the Committee, consent thereto and agree to be bound by all of the terms and conditions of the Plan and this Agreement as if such transferee were Employee. In determining whether any person is or is not a Family Member for purposes of this Section 7, a legally adopted child shall be deemed to be a child by blood.

     (8) No provision of this Agreement shall (a) confer upon Employee any right to continue in the employ of the Company or any of its subsidiaries, (b) affect the right of the Company and each of its subsidiaries to terminate the employment of Employee, with or without cause, or (c) confer upon Employee any right to participate in any employee welfare or benefit plan or other program of the Company or any of its subsidiaries other than the Plan.

     (9) The holder of record of the Shares shall be entitled to exercise all voting rights with respect to the Shares and to receive all regular cash dividends paid with respect thereto.

     (10) The provisions of this instrument shall be binding upon and inure to the benefit of the Company and its successors (including, without limitation, as the result of any transaction described in paragraph (4)), and to the Employee and successors upon his or her death, subject to the provisions of the Plan relating to the effect of a participant's death.

     (11) This Agreement is subject to all of the terms and conditions of the Plan, as the same shall be amended from time to time, but no such amendment shall, without the holder of record's consent, adversely affect such holder's rights hereunder.

     (12) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware (except to the extent preempted by federal law).

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     IN WITNESS WHEREOF, this instrument has been executed by the Company and
Employee as of the date noted below.


Date:                                               _____________________

Name of Employee:                                   _____________________

Number of Shares:                                   _____________________


Price Per Share U.S. Dollars:                       $____________________

Price Per Share Australian Dollars:                 $____________________


SIZZLER INTERNATIONAL INC.                          EMPLOYEE:


By:_________________________                        _____________________

Its:________________________

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                       RESTRICTED SHARE LAPSING SCHEDULE

     The date of sale of the Shares is______________, 2001 (the "Date of Sale"). All restrictions on the Shares will lapse on the fifth anniversary of the Date of Sale, unless an earlier termination is required under the terms of the Plan.